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                                                                      EXHIBIT 12

                            THE TIMES MIRROR COMPANY

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

                    (IN THOUSANDS OF DOLLARS, EXCEPT RATIO)

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                                                             YEAR TO DATE ENDED
                                                               SEPTEMBER 30,
                                                                   1997
                                                             ------------------
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Fixed charges:
 Interest expense...........................................      $ 34,845
 Portion of rents deemed to be interest.....................        12,946
 Amortization of debt expense...............................           879
                                                                  --------
  Total fixed charges.......................................        48,670
Preferred stock dividend requirements.......................        46,315
                                                                  --------
 Fixed charges and preferred stock dividends................      $ 94,985
                                                                  ========
Earnings:
 Income before income taxes.................................      $304,915
 Fixed charges..............................................        48,670
 Amortization of capitalized interest.......................         2,990
 Distributed income from less than 50% owned unconsolidated
  affiliates................................................           305
 Subtract: Equity income from less than 50% owned
  unconsolidated affiliates.................................           (53)
 Add: Equity loss from less than 50% owned unconsolidated
  affiliates................................................         5,783
                                                                  --------
  Total earnings............................................      $362,610
                                                                  ========
Ratio of earnings to fixed charges..........................          7.5x
Ratio of earnings to fixed charges and preferred stock
 dividends..................................................          3.8x
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